EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2012, accompanying the consolidated financial statements incorporated by reference in the Annual Report of United Community Banks, Inc. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements of United Community Banks, Inc. on Forms S-8 (File No. 33-80885, effective December 27, 1995; File No. 333-70471, effective January 12, 1999; File No. 333-86876, effective April 24, 2002; File No. 333-99849, effective September 19, 2002; File No. 333-120623, effective November 19, 2004; File No. 333-125017, effective May 17, 2005; File No. 333-130489, effective December 20, 2005; File No. 333-145027, effective August 1, 2007; File No. 333-145029, effective August 1, 2007; File No. 333-146820, effective October 19, 2007; File No. 333-159989, effective June 15, 2009; File No. 333-167185, effective May 28, 2010; File No. 333-167186, effective May 28, 2010; and File No. 333-167187, effective May 28, 2010).

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

March 13, 2012